Exhibit 99.1

NEWS RELEASE

Contacts:

Leslie S. Magee

Chief Financial Officer

225-298-5261

lmagee@he-equipment.com

Kevin S. Inda

Vice President of Investor Relations

225-298-5318

kinda@he-equipment.com

H&E EQUIPMENT SERVICES, INC. ANNOUNCES PRICING OF

ADD-ON SENIOR NOTES OFFERING

BATON ROUGE, Louisiana — (November 20, 2017) — H&E Equipment Services, Inc. (NASDAQ: HEES) (the “Company” or “H&E”) today announced the pricing of $200 million in aggregate principal amount of its 5.625% senior notes due 2025 (the “New Notes”) in a private placement (the “Offering”). The New Notes were priced at 104.25% of the principal amount. The New Notes will be senior unsecured obligations of the Company and will be guaranteed by the Company’s current and future significant domestic restricted subsidiaries. The Offering is expected to close on November 22, 2017, subject to the satisfaction of customary closing conditions.

The New Notes will be issued as additional notes under an indenture dated as of August 24, 2017 pursuant to which the Company previously issued $750 million in aggregate principal amount of its 5.625% senior notes due 2025 (the “Existing Notes”). The New Notes will have identical terms to the Existing Notes, other than the issue date and the issue price and will be treated as a single class of notes with the Existing Notes for all purposes under the indenture.

The Company expects to use the net proceeds from the offering to repay indebtedness outstanding under its existing ABL credit facility, to fund potential acquisitions in connection with its ongoing strategy of acquiring rental companies to complement its existing business and footprint, for general corporate purposes and to pay fees and expenses in connection with the Offering.

The New Notes and related guarantees are being offered in a private placement solely to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the New Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Any offer of the New Notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

Statements contained in this press release that are not historical facts, including statements about H&E’s beliefs and expectations, are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend”, “foresee” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: possible completion of the offering, the prospective impact of a note offering, plans to repay certain indebtedness (including the terms and success of such repayment), the use of proceeds of the offering, including our ability to enter into acquisition agreements, to consummate such acquisitions and the success of such acquisitions, the Company’s ability to satisfy the conditions contained in the agreement with the initial purchasers with respect to the Offering and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release. These statements are based on the current beliefs and assumptions of H&E’s management, which in turn are based on currently available information and important, underlying assumptions. H&E is under no obligation to publicly update or revise any forward-looking statements after this press release, whether as a result of any new information, future events or otherwise. Investors, potential investors, security holders and other readers are urged to consider the above mentioned factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.